EXHIBIT 24.2


                  [Letterhead of Shulte Roth & Zabel]

                              March 15, 1994





The CIT Group Holdings, Inc.
1211 Avenue of the Americas
New York, New York  10036

Ladies and Gentlemen:

          We are special counsel to The CIT Group Holdings, Inc., a Delaware corporation (the "Corporation"), in connection with
(a) the Registration Statement on Form S-3 of the Corporation covering $4,000,000,000 aggregate principal amount of the Corporation's senior/senior subordinated debt securities (the "Debt Securities"), which is being filed with the Securities and Exchange Commission (the "Commission") on the date hereof; (b) Post-Effective Amendment No. 3, which is being filed with the Commission on the date hereof, to the Corporation's Registration Statement on Form S-3 (File No. 33-42529), which was declared effective by the Commission on September 10, 1991, as amended by Post-Effective Amendment No. 1, as further amended by Post-Effective Amendment No. 2; (c) Post-Effective Amendment No. 2, which is being filed with the Commission on the date hereof, to the Corporation's Registration Statement on Form S-3 (File No. 33-50666), which was declared effective by the Commission on August 28, 1992, as amended by Post-Effective Amendment No. 1; and (d) Post-Effective Amendment No. 1 which is being filed with the Commission on the date hereof, to the Corporation's Registration Statement on Form S-3 (File No. 33-58418), which was declared effective by the Commission on March 15, 1993 (each, as so amended, a "Registration Statement", and, collectively, as so amended, the "Registration Statements") relating to the issuance from and after the date hereof of up to $5,961,000,000 in aggregate principal amount of the Debt Securities pursuant to the following indentures (each, an "Indenture"): (i) the Indenture dated as of March 15, 1994, between the Corporation and The Chase Manhattan Bank (National Association), as Trustee; (ii) the Indenture dated as of March 15, 1994, between the Corporation and

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The CIT Group Holdings, Inc.
March 15, 1994
Page 2


The First National Bank of Chicago, as Trustee; (iii) the
Indenture dated as of March 15, 1994 between the Corporation and Harris Trust and Savings Bank, as Trustee; (iv) the Indenture dated as of March 15, 1994, between the Corporation and Continental Bank, National Association, as Trustee; (v) the
Indenture dated as of March 15, 1994, between the Corporation and BankAmerica National Trust Company, as Trustee; (vi) the
Indenture dated as of March 15, 1994, between the Corporation and The First National Bank of Boston, as Trustee; (vii) the
Indenture dated as of March 15, 1994, between the Corporation and The Bank of New York, as Trustee; (viii) the Indenture dated as of March 15, 1994, between the Corporation and PNC Bank, National
Association, formerly known as Pittsburgh National Bank, as Trustee; (ix) the Indenture dated as of March 15, 1994, between the Corporation and Citibank, N.A., as Trustee; (x) the Indenture dated as of March 15, 1994, between the Corporation and Society National
Bank (each of the Indentures referred to in clauses (i)-(x) collectively, the "March 1994 Indentures"); and (xi) the Indenture dated as of May
1, 1988, between the Corporation and The Bank of New York, as
Trustee, as supplemented by Indenture Supplement No. 1 dated as of January 15, 1991, between the Corporation and The Bank of New
York, as Trustee (the "Senior Subordinated Indenture").

          In this capacity, we have examined signed copies of each Registration Statement and originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Corporation and all such agreements, certificates of public officials, certificates of officers or representatives of the Corporation and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.

          As to all matters of fact (including, without limitation, matters of fact set forth in this opinion), we have relied upon and assumed the accuracy of statements and representations of officers and other representatives of the Corporation and others.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

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The CIT Group Hoildings Inc.
March 15, 1994
Page 3

          We have also assumed, with respect to each of the March 1994 Indentures, that (a) such Indenture will be duly executed and delivered by each of the parties thereto prior to the issuance of any Debt Securities thereunder and (b) during the period from the date hereof until the date of such execution and delivery, there will be no change in (i) any relevant authorization, law or regulation, or interpretation thereof; (ii) the terms and conditions of such Indenture; or (iii) any set of facts or circumstances relating to such Indenture. With respect to the Senior Subordinated Indenture, we have assumed that such Indenture was duly authorized, executed and delivered by The Bank of New York, as Trustee.

          Based upon the foregoing, having regard for such legal considerations as we deem relevant, we are of the opinion that the Debt Securities have been duly authorized and, when duly executed by the Corporation and authenticated in accordance with the terms of an Indenture and issued and delivered in accordance with the terms of such Indenture against payment therefor as contemplated by the applicable Registration Statement, will constitute valid and binding obligations of the Corporation.

          We hereby consent to the filing of this opinion as an exhibit to each Registration Statement and to the reference to this firm appearing under the heading "Legal Opinions" in each Registration Statement and the Prospectus which forms a part of each Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1993, as amended, or the General Rules and Regulations of the Commission thereunder.

          We are attorneys admitted to practice in the state of New York and the opinion set forth below is limited to the laws of the state of New York and the Delaware General Corporation Law. Paul N. Roth, a member of the firm rendering this opinion, is a director of the Corporation.

                                   Very truly yours,

                                   SCHULTE ROTH & ZABEL